Exhibit 4.1

[Execution version]

NINTH SUPPLEMENTAL INDENTURE

This Ninth Supplemental Indenture (this “Supplemental Indenture”), is entered into as of December 15, 2022, among Quotient Limited, a public limited liability no par value company formed under the laws of Jersey, Channel Islands (the “Issuer”), the Guarantors party hereto, and U.S. Bank Trust Company, National Association, as trustee (the “Trustee”) and as collateral agent (the “Collateral Agent”).

W I T N E S S E T H:

WHEREAS, the Issuer, the Guarantors party thereto, the Trustee and the Collateral Agent executed and delivered an Indenture, dated as of October 14, 2016 (the “Original Indenture”), pursuant to which, on October 14, 2016, the Issuer issued an initial US$84,000,000 aggregate principal amount of the Issuer’s 12% Senior Secured Notes due 2023 (referred to herein to reflect subsequent amendments and issuances as “Notes due 2025”) (the “Original Securities”);

WHEREAS, on December 4, 2018, March 5, 2021, May 24, 2021, October 13, 2021, June 2, 2022, July 6, 2022, August 5, 2022 and November 21, 2022, the Issuer, the Guarantors, the Trustee and the Collateral Agent entered into the First Supplemental Indenture, the Second Supplemental Indenture, the Third Supplemental Indenture, the Fourth Supplemental Indenture, the Fifth Supplemental Indenture, the Sixth Supplemental Indenture, the Seventh Supplemental Indenture and the Eighth Supplemental Indenture, respectively, to reflect certain amendments to the Original Indenture (such supplemental indentures, together with the Original Indenture, the “Indenture”);

WHEREAS, pursuant to the terms of the Original Indenture, on June 29, 2018, the Issuer issued an additional US$36,000,000 aggregate principal amount of the Issuer’s Notes due 2025, and, pursuant to the terms of the Original Indenture, as amended and supplemented by the First Supplemental Indenture, on May 15, 2019, the Issuer issued an additional US$25,000,000 aggregate principal amount of the Issuer’s Notes due 2025 (collectively, the “Additional Securities”);

WHEREAS, as further described in the Eighth Supplemental Indenture, an aggregate principal amount equal to US$3,987,500 of the Issuer’s Notes due 2025 (the “PIK Securities”) shall be issued pursuant to the Indenture in connection with the payment of the October 2022 Interest Amount;

WHEREAS, the Issuer desires to issue an aggregate principal amount equal to US$10,000,000 of the Issuer’s Notes due 2025 on or after the date hereof;

WHEREAS, subject to certain exceptions, Section 9.02 of the Indenture provides that the Issuer, the Collateral Agent, the Guarantors and the Trustee may make amendments and supplements to the Indenture and the Securities, and may waive provisions of the Indenture, only with the consent of each Holder of an outstanding Security affected (the “Requisite Unanimous Consent”);

WHEREAS, the owners (including the beneficial owners) of all of the outstanding Securities (the “Consenting Holders”) have consented to certain amendments to the Indenture and the Securities, as set forth herein, and have authorized and directed the Trustee and the Collateral Agent to execute and deliver this Supplemental Indenture (the “Consents”), it being understood that, in connection therewith, and to further evidence the receipt of all consents required to render this Supplemental Indenture effective and operative with respect to all Securities, including Securities that are beneficially owned through the book-entry system of The Depository Trust Company (the “DTC Securities”), each beneficial holder of the Securities has, prior to the date hereof, instructed the applicable Depository Trust Company participant (the “Participant”) to instruct DTC to issue (or to direct Cede & Co. to issue) a proxy to the Participant in order to enable the applicable beneficial holder of DTC Securities to exercise the right to consent hereto as the record holder of such DTC Securities, in each case, in accordance with the applicable procedures of DTC (the “DTC Proxy and Consent”);

WHEREAS, the Issuer and the Guarantors have done all things necessary to make this Supplemental Indenture a valid agreement of the Issuer, the Guarantors, the Trustee and the Collateral Agent in accordance with the terms of the Indenture and have satisfied all other conditions required under Article 9 of the Indenture; and

WHEREAS, pursuant to Section 9.02 of the Indenture, each of the Trustee and the Collateral Agent is authorized to execute and deliver this Supplemental Indenture.

NOW, THEREFORE, in consideration of the premises and covenants and agreements contained herein, and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Issuer, the Guarantors, the Trustee and the Collateral Agent mutually covenant and agree for the equal and ratable benefit of the parties hereto and the Holders of the Securities as follows:

ARTICLE 1

DEFINITIONS

Section 1.01. Capitalized Terms. All capitalized terms contained in this Supplemental Indenture shall, except as specifically provided for herein and except as the context may otherwise require, have the meanings given to such terms in the Indenture. In the event of any inconsistency between the Indenture and this Supplemental Indenture, this Supplemental Indenture shall govern. The words “herein,” “hereof” and “hereby” and other words of similar import used in this Supplemental Indenture refer to this Supplemental Indenture as a whole and not to any particular section hereof.

Section 1.02. Section References. Section references contained in this Supplemental Indenture (other than in Article 2 hereof) are to sections in this Supplemental Indenture unless the context requires otherwise.

ARTICLE 2

AMENDMENTS

Section 2.01. Amendments. Pursuant to the terms of the Consents:

(a) Section 1.01 of the Indenture is hereby amended by:

(i) adding the following definitions in their relevant alphabetical order:

““2022 Additional Securities” means the Securities issued on or after the Ninth Supplemental Indenture Effective Date in an aggregate principal amount of $10,000,000, as contemplated pursuant to Section 2.01(f).”

““Ninth Supplemental Indenture Effective Date” means December 15, 2022.”

(ii) amending and restating the definition of “Permitted Notes Amount” as follows:

““Permitted Notes Amount” means, as of the date of the Ninth Supplemental Indenture, an aggregate amount equal to (i) $145,000,000, plus (ii) the October 2022 Interest Amount, plus (iii) $10,000,000.”

(iii) amending and restating the definition of “Securities” as follows:

““Securities” means the Original Securities, the Additional Securities, the CE Marking Securities, the PIK Securities and the 2022 Additional Securities.”

(b) New Section 2.01(f) of the Indenture is added to the Indenture and the existing Section 2.01(f) of the Indenture is reclassified as Section 2.01(g) of the Indenture and hereby amended and restated, in each case, as follows:

“(f) On or after the Ninth Supplemental Indenture Effective Date, the Issuer shall issue and deliver, in accordance with this Article 2, 2022 Additional Securities in an aggregate principal amount of $10,000,000. Interest shall accrue on the outstanding principal amount of such 2022 Additional Securities from (and including) the date of issuance thereof at the same rate as the interest accruing on the Original Securities, and such interest shall be paid on each Payment Date.

(g) Except as expressly specified herein (including in Section 6.10) and/or in the applicable Securities, as the case may be, the PIK Securities and the 2022 Additional Securities shall have the same terms as the Original Securities, the Additional Securities and the CE Marking Securities, it being understood that, if (and to the extent) so specified, the issuance price, the issuance date, the Initial Payment Date, and/or one or more other terms (including, as applicable, any CUSIP, ISIN and/or other “Common Code” numbers) may vary across different Securities. For the avoidance of doubt, but without limiting the foregoing, the October 2022 Interest Amount shall not be for the account of any Holder of 2022 Additional Securities, and no payment or other distribution on account of the October 2022 Interest Amount (including in the form of the PIK Securities) shall be made to any Holder of 2022 Additional Securities. The Securities (including any Additional Securities, CE Marking Securities, PIK Securities and 2022 Additional Securities) (i) shall constitute, and shall be treated as, a single class for all purposes under this Indenture (including, without limitation, in connection with any directions provided to the Trustee (including pursuant to Section 6.05), any waivers, any amendments, any redemptions, and any offers to purchase any Securities; provided, that, the 2022 Additional Securities shall constitute a separate class on account of the payment priority assigned thereto pursuant to Section 6.10, and (ii) shall rank on a parity basis in right of payment (except as specified in Section 6.10) and in right of security. ”

(c) Section 2.03 of the Indenture is hereby amended by replacing the first sentence of Section 2.03 in its entirety with the following:

“The Trustee shall authenticate and make available for delivery upon a written order of the Issuer signed by one Officer (a) Original Securities for original issue on the Issue Date in an aggregate principal amount of $84,000,000, (b) subject to the terms and conditions set forth in Section 2.01(c), Additional Securities for original issue after the Additional Securities Triggering Event in an aggregate principal amount of $36,000,000, (c) subject to the terms and conditions set forth in Section 2.01(d), CE Marking Securities for original issue after the CE Marking Securities Triggering Event in an aggregate principal amount of up to $25,000,000, (d) PIK Securities for original issue in an aggregate principal amount equal to the October 2022 Interest Amount and (e) the 2022 Additional Securities for original issue on the Ninth Supplemental Indenture Effective Date in an aggregate principal amount of $10,000,000.”

(d) Section 6.10 of the Indenture is hereby amended by replacing it in its entirety with the following:

“If the Trustee collects any money or property pursuant to this Article 6 or any Security Document, the Trustee (after giving effect to Section 5.3 of the Collateral Agreement) shall pay out the money or property in the following order:

FIRST: to the Trustee for amounts due under Section 7.06;

SECOND: to the Holders for amounts due and unpaid on the 2022 Additional Securities for principal, premium, if any, and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the 2022 Additional Securities for principal, premium, if any, and interest, respectively;

THIRD: to the Holders for amounts due and unpaid on the Original Securities, the Additional Securities, the CE Marking Securities and the PIK Securities for principal, premium, if any, and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Original Securities, the Additional Securities, the CE Marking Securities and the PIK Securities for principal, premium, if any, and interest, respectively; and

FOURTH: to the Issuer or, to the extent the Trustee collects any amount for any Guarantor, to such Guarantor.

The Trustee may fix a record date and payment date for any payment to the Holders pursuant to this Section 6.10. At least 15 days before such record date, the Trustee shall provide to each Holder and the Issuer a written notice that states the record date, the payment date and amount to be paid.”

(e) Section 1(d) of each of the Securities is hereby amended by replacing the first sentence of the first paragraph of Section 1(d) in its entirety with the following sentence:

“This Security is one of a series of Securities that may be authenticated and delivered for original issue under the Indenture referred to below in an aggregate principal amount not to exceed $158,987,500 consisting of: (i) an aggregate principal amount of $84,000,000 of Securities issued on the Issue Date (the “Original Securities”), (ii) up to an additional aggregate principal amount of $36,000,000 of Securities issuable thereafter in accordance with Section 2.01(c) of the Indenture (“Additional Securities”), (iii) up to an additional aggregate principal amount of $25,000,000 of Securities issuable thereafter in accordance with Section 2.01(d) of the Indenture (“CE Marking Securities”), (iv) an aggregate principal amount of $3,987,500 of Securities issued hereunder as payment in-kind of (and in satisfaction of any obligation to make any cash payment in respect of) accrued interest on the Securities that is due and payable on the Payment Date occurring on October 15, 2022 (“PIK Securities”) and (v) up to an additional aggregate principal amount of $10,000,000 of Securities issuable thereafter in accordance with Section 2.01(f) of the Indenture (“2022 Additional Securities).”

(f) The 2022 Additional Securities shall be issued in a form based on Appendix A, except that, for purposes of the 2022 Additional Securities, such form shall be modified to provide that interest shall accrue on the outstanding principal amount of the 2022 Additional Securities from (and including) the date of issuance thereof; provided, that, notwithstanding the foregoing, such interest shall be paid on each Payment Date (which shall be the same as the Payment Date applicable to the Original Securities).

ARTICLE 3

EFFECT

Section 3.01. Effect. This Supplemental Indenture shall become effective and binding on the Issuer, the Guarantors, the Trustee, the Collateral Agent, and every Holder of the Securities heretofore or hereafter authenticated and delivered under the Indenture, in each case, automatically and immediately upon the due execution of this Supplemental Indenture by the parties hereto; provided, however, that the amendments set forth in Article 2 of this Supplemental Indenture shall only become operative upon receipt of the DTC Proxy and Consent. The date on which the amendments set forth in Article 2 of this Supplemental Indenture become operative is referred to herein as the “Operative Date”. The Issuer shall promptly inform the Trustee and the Collateral Agent in writing (which may be by email) of the occurrence of the Operative Date, which notice shall be accompanied by an Officers’ Certificate (which may be a .pdf copy) confirming that each of the conditions described in this Section 3.01 has been satisfied.

ARTICLE 4

MISCELLANEOUS

Section 4.01. Ratification of Indenture. The Indenture, as supplemented and amended by this Supplemental Indenture, is ratified and confirmed, and this Supplemental Indenture shall be deemed part of the Indenture in the manner and to the extent herein and therein provided. The Indenture, as supplemented and amended by this Supplemental Indenture, shall be read, taken and construed as one and the same instrument. If any provision of this Supplemental Indenture is inconsistent with a provision of the Indenture or the Securities, the terms of this Supplemental Indenture shall govern.

Section 4.02. GOVERNING LAW. THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW (OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW) EXCEPT TO THE EXTENT THAT LOCAL LAW GOVERNS THE CREATION, PERFECTION, PRIORITY OR ENFORCEMENT OF SECURITY INTERESTS.

Section 4.03. No Recourse Against Others. No director, officer, employee, manager, member, partner, incorporator or holder of any Equity Interests in the Issuer or in any Guarantor, as such, shall have any liability for any obligations of the Issuer or the Guarantors under this Supplemental Indenture or for any claim based on, in respect of, or by reason of, such obligations or its creation.

Section 4.04. Electronic Means. The parties agree that the transaction described herein may be conducted and related documents may be stored by electronic means. Copies, telecopies, facsimiles, electronic files and other reproductions of original executed documents shall be deemed to be authentic and valid counterparts of such original documents for all purposes, including the filing of any claim, action or suit in the appropriate court of law.

Section 4.05. Entire Agreement. This Supplemental Indenture, together with the Indenture as amended hereby, contains the entire agreement of the parties, and supersedes all other representations, warranties, agreements and understandings between the parties, oral or otherwise, with respect to the matters contained herein and therein.

Section 4.06. Provisions of Supplemental Indenture for the Sole Benefit of Parties and Holders of Securities. Nothing in this Supplemental Indenture, express or implied, shall give to any Person other than the parties hereto and their successors hereunder and the Holders of the Securities any benefit or any legal or equitable right, remedy or claim under this Supplemental Indenture or the Securities.

Section 4.07. Multiple Originals. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. One signed copy is enough to prove this Supplemental Indenture. The exchange of copies of this Supplemental Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Supplemental Indenture as to the parties hereto and may be used in lieu of the original Supplemental Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes. All notices, approvals, consents, requests and any communications hereunder must be in writing (provided that any communication sent to the Trustee or the Collateral Agent hereunder must be in the form of a document that is signed manually or by way of a digital signature provided by DocuSign or Adobe Sign (or such other digital signature provider as specified in writing to the Trustee or the Collateral Agent by the authorized representative), in English. The Issuer and Guarantors each agrees to assume all risks arising out of the use of using digital signatures and electronic methods to submit communications to the Trustee or the Collateral Agent, including without limitation the risk of the Trustee or the Collateral Agent acting on unauthorized instructions, and the risk of interception and misuse by third parties.

Section 4.08. Severability. In case any provision in this Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby and such provision shall be ineffective only to the extent of such invalidity, illegality or unenforceability.

Section 4.09. Trustee’s Disclosure. The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Supplemental Indenture, and it shall not be responsible for any statement of the Issuer or any Guarantor in this Supplemental Indenture. All of the provisions contained in the Indenture in respect of the rights, privileges, immunities, powers and duties of the Trustee shall be applicable in respect of this Supplemental Indenture as fully and with like effect as if set forth herein in full.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first above written.

Very truly yours,

QUOTIENT LIMITED

By:
Name:
Title:

[Signature Page to Supplemental Indenture]

QBD (QS IP) LIMITED, as Guarantor

By:
Name:
Title:

[Signature Page to Supplemental Indenture]

QUOTIENT BIODIAGNOSTICS, INC.,
as Guarantor

By:
Name:
Title:

[Signature Page to Supplemental Indenture]

ALBA BIOSCIENCE LIMITED, as Guarantor

By:
Name:
Title:

[Signature Page to Supplemental Indenture]

QUOTIENT SUISSE SA, as Guarantor

By:
Name:
Title:

[Signature Page to Supplemental Indenture]

QUOTIENT IBERIA, S.L.U.,
as Guarantor

By:
Name:
Title:

[Signature Page to Supplemental Indenture]

QUOTIENT MIDDLE-EAST AND AFRICA FZ LLC,
as Guarantor

By:
Name:
Title:

[Signature Page to Supplemental Indenture]

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION,
as Trustee

By:
Name:
Title:

[Signature Page to Supplemental Indenture]

U.S. BANK TRUST COMPANY NATIONAL ASSOCIATION,
as Collateral Agent

By:
Name:
Title:

[Signature Page to Supplemental Indenture]